From:

                                                                       DEALER AGREEMENT
                                                                       FOR THE OPPENHEIMER FUNDS

To:      OPPENHEIMERFUNDS DISTRIBUTOR, INC.
         P.O. BOX 5270
         DENVER, CO  80217-5270

Gentlemen:

         We desire to enter into an agreement with you under which we will act as principal for the sale,  distribution and resale of the shares of each of the open-end and closed-end  "interval"  investment  companies,  unit investment trusts and municipal fund securities of which you are, or may become,  the Distributor or  Sub-Distributor  (hereinafter  collectively referred to as the "Funds" and  individually  as a "Fund") and whose shares are offered to the public at an offering  price which may or may not include a sales charge  (hereinafter  referred to as "Shares").  With respect to the  OppenheimerFunds
Legacy Program,  which invests in certain of the Funds through  investment pools,  reference is made to Paragraph 18 below.
Upon  acceptance of this Agreement by you, we understand  that we may offer and sell Shares,  subject,  however,  to all of the following  terms and conditions and to your right,  without  notice,  to suspend or terminate the sale of the Shares of any one or more of the Funds:

         1. Shares will be offered and sold at the current  offering  price in effect at the time the order for such Shares is confirmed and accepted by you at your office in Denver,  Colorado.  All purchase orders,  resale orders and applications submitted by us are subject to acceptance or rejection in your sole  discretion  and, if accepted,  each purchase or resale order will be deemed to have been consummated at your office in Denver, Colorado.

         2. We represent and warrant to you: (a) that we are a member of the National  Association  of Securities  Dealers,
Inc. ("NASD"),  that such membership has not been suspended,  and that we agree to maintain  membership in the NASD, or (b)
in the  alternative,  that we are a foreign  dealer not eligible for  membership  in the NASD,  and are fully  licensed and legally  empowered  to act as a  securities  broker/dealer  under the laws of each  jurisdiction  in which we conduct  such business.  In either case, we agree to abide by the  provisions of the  provisions of the  Investment  Company Act of 1940, as amended (the "1940 Act"), the Securities Act of 1933, as amended,  and the Securities  Exchange Act of 1934, as amended, and all the  rules and  regulations  of the  Securities  and  Exchange  Commission  and the NASD  which  are  binding  upon underwriters  and dealers in the  distribution  of the  securities  of open-end  investment  companies,  including  without limitation,  the NASD Rules of Conduct.  We further  agree to comply  with all other  state and Federal  laws and the rules and  regulations  of authorized  regulatory  agencies  applicable to the sale of Shares.  We agree that we will not sell or offer for sale Shares in any state or other  jurisdiction  where they have not been  qualified  for sale or if you have not advised  us in  advance  that such sale is exempt  from such  qualification  requirements.  We are  responsible  under this
Agreement for inquiring of you as to the jurisdictions in which Shares have been qualified for sale.

         3. We will  offer  and  sell  Shares  of any  Fund  only in  accordance  with  the  terms  and  conditions  of its then-current  Prospectus and Statement of Additional  Information  (collectively  referred to as the  "Prospectus")  and we will make no representations  about such Shares not included in said Prospectus or in any authorized  supplemental material supplied or authorized  by you. We will not use any other  offering  materials for the Funds without your written  consent.
We will use our best  efforts in the  development  and  promotion  of sales of Shares and agree to be  responsible  for the proper  instruction and training of all sales  personnel  employed by us, in order that the Shares will be offered and sold in accordance  with the terms and conditions of this Agreement and all applicable  laws,  rules and  regulations.  We agree to hold harmless and indemnify you, the Funds, and your and their respective  officers,  directors,  trustees and employees in the event that we, or any of our current or former representatives,  should violate any law, rule or regulation,  or any provisions of this  Agreement,  which  violation  may result in any loss or liability to you, your  affiliates or any Fund.
If you determine to refund any amounts paid by an investor by reason of any such  violation on our part, we shall  promptly return to you on demand any commissions  previously paid or discounts  allowed by you to us with respect to the transaction for which the refund is made.  Furthermore,  we agree to indemnify  you, your  affiliates and the Funds against any and all
claims,  demands,   controversies,   actions,  losses,  damages,  liabilities,   expenses,   arbitrations,   complaints  or
investigations,  including without limitation,  reasonable  attorneys' fees and court costs that are the result of or arise directly or  indirectly,  in whole or in part,  from you,  your  affiliates or the Funds acting upon  instructions  for the purchase,  exchange or resale of  uncertificated  book shares received through your manual or automated phone system or the
Fund/SERV  program of National  Securities  Clearing  Corporation;  provided  such loss,  liability  or damages are not the result of the gross  negligence,  recklessness  or  intentional  misconduct  of you,  your  affiliates  or the  Funds.  All expenses  which we incur in connection  with our  activities  under this  Agreement  shall be borne by us.  Termination  or cancellation  of this  Agreement  shall not  relieve us from the  requirements  of this  paragraph  as to  transactions  or occurrences arising prior to such termination.

         4. Any applicable  sales charge and dealer  commission  relative to any sales of Shares made by us will only be at a rate or rates set forth in the  then-current  Prospectus  of such  Fund.  In the event the  Prospectus  or  Statement  of
Additional  Information  provides for a minimum holding period in order for us to receive a dealer commission,  asset-based sales charge,  service fee or other payment and Shares  relating to that payment are redeemed  prior to the  termination of that  holding  period,  we are  obligated to repay you a pro rata  portion of such  payment,  based on the ratio of (i) the difference  in the period of time such shares  were held and the minimum  holding  period to (ii) the holding  period.  You may recoup some or all of such  amounts from and to the extent  there are any other  commissions  or payments due and owing from you to us at any time,  provided,  however,  that you are not  obligated  to accept  repayment  only out of such other commissions  or payments and may demand  payment  directly  from us at any time until such  amounts are repaid in full.  To secure our obligation to repay such payments,  we hereby grant you, and you shall have, a security  interest in any and all commissions  and other  payments due us under this Agreement or under any  Distribution  and Service Plan and Agreement for any of the Funds.

         5. The rate(s) of any  commission  for sales of such  Shares are  subject to change by you from time to time,  and any decreases in such  commissions  shall be made upon 30 days' written  notice,  and any orders placed after the effective date of such  change,  will be subject to the rate(s) in effect at the time of receipt of the  payment by you.  Such notice requirement shall not apply to any changes in the asset-based sales charges or service fees paid for such shares.

         6.  Payments  for purchase of Shares made by us by telephone or wire order  (including  purchase  orders  received through your manual or automated phone system, or via the Fund/SERV program of National Securities  Clearing  Corporation), and all  necessary  account  information  required by you to establish an account or to settle a resale  order,  including, without limitation,  the tax identification  number of the purchaser,  certified either by the purchaser or by us, shall be provided to you and received by you within three  business days after your  acceptance of our order or such shorter time as may be required by law. If such  payment or other  settlement  information  are not timely  received by you, we  understand that you reserve the right,  without  notice,  to cancel the purchase or resale order,  or, at your option in the case of a purchase order,  to sell the Shares ordered by us back to the Fund, and in either case we shall promptly  reimburse you for any loss to you or the Fund,  including without limitation loss of your profit,  suffered by you resulting from our failure to make the aforesaid  timely payment or settlement.  If sales of any Fund's Shares are contingent  upon the Fund's receipt of Federal Funds in payment  therefor,  we will forward promptly to you any purchase orders and/or payments  received by us for such Shares from our customers.  With respect to purchase  orders of  uncertificated  book shares placed via Fund/SERV, we shall retain in our files all  applications  and other documents  required by you to establish an account or to settle a resale order.  We will provide you with the original of such documents at your request.

         7. We agree to purchase  Shares  only from you or from our  customers.  If we  purchase  Shares from you, we agree that all such  purchases  shall be made only to cover orders  received by us from our  customers,  or for our own bona fide investment.  If we  purchase  Shares  from our  customers,  we agree to pay such  customers  not less  than the  applicable redemption or repurchase price then quoted by the Fund.

         8. You may  consider  any order we place for Fund shares to be the total  holding of Shares by the  investor,  and you may assume that the  investor is not entitled to any  reduction  in sales price  beyond that  accorded to the amount of that  purchase  order as  determined  by the  schedule  set forth in the  then-current  Prospectus,  unless  we advise  you otherwise when we place the order.

         9. We may place resale orders with you for Shares owned by our  customers,  but only in accordance  with the terms of the  applicable  Fund  Prospectus.  We understand and agree that by placing a resale order with you by wire or telephone
(including  resale  orders for  uncertificated  book shares  placed via your manual or  automated  phone  system or via the
Fund/SERV  program of National  Securities  Clearing  Corporation) we represent to you that a request for the redemption of the shares covered by the resale order has been delivered to us by the  registered  owner(s) of such shares,  and that such request has been executed in the manner and with the  signature(s)  of such registered  owner(s)  guaranteed as required by the  then-current  Prospectus of the  applicable  Fund.  Such resale  orders shall be subject to the  following  additional conditions:

         (a) We shall furnish you with the exact  registration,  account  number and Class of Shares to be redeemed at  the  time  we  place  a  resale  order  by  wire  or  telephone.  Other  than  for  resale  orders  of uncertificated  book shares placed via  Fund/SERV,  we shall tender to you,  within 3 business days of our placing such resale  order:  (i) a stock power or letter,  duly signed by the  registered  owner(s) of the
         Shares  which are the subject of the order,  duly  guaranteed,  (ii) any Share  certificates  required for such  redemption,  and (iii) any additional  documents which may be required by the applicable Fund or its transfer  agent, in accordance  with the terms of the  then-current  Prospectus of the applicable Fund and the policies of the transfer  agent.  With respect to resale orders of  uncertificated  book shares placed via  Fund/SERV,  we shall retain in our files all  documents  required by you to effect such  transaction.
         We will provide you with the original of such documents at your request.

         (b) The  resale  price  will be the next net asset  value  per share of the  Shares  computed  after  your receipt,  prior to the close of the New York Stock Exchange  ("NYSE"),  of an order placed by us to resell such Shares,  except that orders  placed by us after the close of the NYSE on a business day will be based on the Fund's net asset value per share  determined  that day, but only if such orders were received by us from our  customer  prior to the close of business of the NYSE that day and if we placed our resale  order with you prior to your normal close of business that day.

         (c) In  connection  with a resale  order  we have  placed,  if we fail to make  delivery  of all  required certificates  and  documents in a timely  manner as stated above (other than for resale  orders placed via
         Fund/SERV),  or if the  registered  owner of the Shares  subject to the resale  order  redeems such Shares prior  to our  settlement  of  the  order,  you  have  the  right  to  cancel  our  resale  order.  If any cancellation  of a resale order or if any error in the timing of the  acceptance  of a resale order placed by us shall result in a loss to you or the  applicable  Fund,  we shall  promptly  reimburse  you for such loss.

         10. If any  Shares  sold by us under the  terms of this  Agreement  are  redeemed  by any of the Funds  (including without  limitation  redemptions  resulting from an exchange for Shares of another Fund) or are repurchased by you as agent for the Fund or are tendered to a Fund for  redemption  within seven  business  days after your  confirmation  to us of our original  purchase order for such Shares,  we shall  promptly  repay you the full amount of the  commission  (including any supplemental  commission)  allowed to us on the original  sale,  provided you notify us of such  repurchase or  redemption.
Termination, amendment or cancellation of this Agreement shall not relieve us from the requirements of this paragraph.

         11. We will comply  with,  and conform our selling  practices  to, any and all written  compliance  standards  and policies and procedures that you may from time to time provide to us.

         12. Your  obligations to us under this Agreement are subject to the provisions of any  distributorship  agreements entered  into  between you and the Funds and any plans  adopted by the Funds under Rule 12b-1 under the 1940 Act. If we are paid a service fee by you or by any of the Funds,  we agree to provide,  at the request of you or such Funds,  verification that such payments were used for personal  services  and/or the  maintenance  of personal  accounts,  related to the Shares held by our customers.  We understand and agree that you are in no way  responsible  for the manner of our  performance of, or for any of our acts or omissions in  connection  with,  the services we provide  under this  Agreement.  Nothing in this
Agreement shall be construed to constitute us or any of our agents,  employees or  representatives as the agent or employee of you or any of the Funds.

         13.  We  undertake  to  promptly  notify  you if we are not now a member  of the  Securities  Investor  Protection
Corporation (or its  successor)("SIPC"),  or if at any time during the term of the Dealer Agreement we cease being a member of SIPC.  Such notice shall be in writing and shall be sent via first class mail to:  OppenheimerFunds  Distributor,  Inc.,
Attn:  General Counsel, Two World Trade Center New York, NY  10048-0203.

         14. We may terminate this Agreement by written notice to you, which  termination  shall become  effective ten days after the date of mailing  such  notice to you.  We agree that you have and  reserve  the  right,  in your sole  discretion without  notice to us, to suspend  sales of Shares of any of the Funds,  or to withdraw  entirely the offering of Shares of any of the Funds, at any time, or, in your sole discretion,  to modify,  amend or cancel this Agreement upon written notice to us of such  modification,  amendment  or  cancellation,  which shall be  effective  on the date  stated in such  notice.
Without  limiting the foregoing,  you may terminate  this Agreement if we violate any of the provisions of this  Agreement, said  termination  to become  effective on the date you mail such notice to us.  Without  limiting the  foregoing,  and any provision hereof to the contrary  notwithstanding,  our expulsion from the NASD will automatically terminate this Agreement without  notice;  our  suspension  from the NASD,  the  initiation of customer  protection  proceedings  by the  Securities
Investor  Protection  Corporation (or its  successor),  the  appointment of a trustee for all or  substantially  all of our business  assets,  or our violation of applicable  state,  Federal or foreign laws or rules and  regulations  of authorized regulatory  agencies will  terminate  this  Agreement  effective  upon the date you mail notice to us of such  termination.
Your failure to terminate  this  Agreement for a particular  cause shall not constitute a waiver of your right to terminate this Agreement at a later date for the same or any other cause.  All notices  hereunder shall be to the respective  parties at the  addresses  listed  hereon,  unless such address is changed by written  notice sent to the last address of the other party  provided  under  this  Agreement.  Any  consent  given  by us to  hyperlink  any web  site  under  your  control  to
oppenheimerfunds.com  is immediately  withdrawn upon termination of this Agreement.  In the event of any such  termination,
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you shall promptly eliminate or terminate any such links to, or frames of, oppenheimerfunds.com or any portion thereof.
                                                                           ---------------------

         15. This Agreement  shall become  effective as of the date when it is executed and dated by you below and shall be in  substitution  of any prior  agreement  between you and us covering any of the Funds.  This Agreement and all the rights and  obligations  of the  parties  hereunder  shall be governed  by and  construed  under the laws of the State of New York applicable to  agreements to be performed in New York,  without  giving  effect to choice of law rules.  This  Agreement is not  assignable or  transferable,  except that you may without notice or consent from us, assign or transfer this Agreement to any successor firm or corporation  which becomes the Distributor or  Sub-Distributor  of the Funds or assign any of your duties under this Agreement to any entity under common control with you.

         16. By signing this  Agreement,  we represent and warrant to you that this  Agreement has been duly  authorized by us by all  necessary  action,  corporate  or  otherwise,  and is signed on our  behalf by our duly  authorized  officer  or principal.

         17.  Set forth on Appendix A hereto are the Policies and Procedures With Respect to Sales of Multi-Class Oppenheimer Funds.

         18. We acknowledge and agree that Appendix B hereto titled "Policies and Procedures With Respect to the OppenheimerFunds Legacy
Program" shall govern our participation in the OppenheimerFunds Legacy Program.  In the event of any inconsistency between the provisions of Appendix B and the provisions in this main Agreement, the provisions of Appendix B shall govern.

                                                     (Name of Dealer)

                                                     (Address of Dealer)

By:
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                                                                       (Authorized Signature of Dealer)

                                                     (Name)

                                                     (Title)

                                                     Accepted:
                                                     OPPENHEIMERFUNDS DISTRIBUTOR, INC.

By:
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Date:
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                                                                       APPENDIX A

                                                                       POLICIES AND PROCEDURES
                                                                       WITH RESPECT TO SALES
                                                                       OF MULTI-CLASS
                                                                       OPPENHEIMER FUNDS

         The "Multi-Class"  Oppenheimer  Funds offer one or more of the following  classes of  shares--shares  subject to a front-end  sales charge  ("Class A Shares"),  shares  subject to an  asset-based  sales  charge and a declining  contingent deferred sales charge ("Class B Shares"),  and/or shares subject to an asset-based  sales charge and a 12-month  contingent deferred sales charge  ("Class C Shares").  It is therefore  important for investors not only to choose a fund  appropriate for their  investment  objectives,  but also to choose  the  appropriate  distribution  arrangement,  based on a variety of factors  including  the  amount  invested  and the  expected  duration  of the  investment.  To assist  investors  in these decisions, we are instituting the following policy.

         1.  Purchase  order(s)  by a  "single  purchaser"  in any one day for  $100,000  or  more  of  Class B  shares  of
Oppenheimer  Funds described in their  respective  prospectuses as "Eligible  Funds" but less than the amounts shown in the next paragraph must be reviewed by [Dealer's appropriate  supervisor],  who must approve the purchase order ticket in light of the relevant facts and circumstances, including:

         (a)  the specific purchase order dollar amount;

         (b)  the length of the time the investor expects the investment will be held; and

         (c) any other relevant  circumstances,  such as the  availability of a reduced sales charge for purchasing
         Class A Shares under rights of accumulation or a letter of intent,  and anticipated  changes in the fund's per share net asset value.

         2.  Purchase  order(s)  by a "single  purchaser"  in any one day for either  $500,000 or more of Class B shares or
$1,000,000  or more of Class C shares of one or more  Oppenheimer  Funds  described  in their  respective  prospectuses  as
"Eligible Funds" will not be permitted.

         The  instances  in which  one  distribution  arrangement  may be more  appropriate  than  the  other  include  the following.  Investors who would qualify for a reduced  front-end  sales charge on Class A Shares may determine that payment of such a reduced  front-end sales charge is preferable to payment of a higher ongoing  asset-based sales charge in another
Class.  On the other hand,  investors  whose orders would not qualify for a Class A reduced  sales charge may wish to defer the sales  charge and have their  entire  investment  applied to purchase  Class B or Class C Shares.  However,  if such an investor  anticipates  redeeming  Class B Shares within a short period of time, such as within one year, that investor may, depending on the amount purchased,  bear higher  distribution  expenses than if Class A Shares had been purchased  instead.
In  addition,  investors  who intend to hold their  shares  for a  significantly  long time may not wish to bear the higher ongoing  asset-based  sales  charges of Class B or Class C Shares  irrespective  of the fact that the  contingent  deferred sales  charge that would apply to a  redemption  of Class B shares is reduced over time and is  ultimately  eliminated,  or that the  contingent  deferred  sales  charge that would apply to a  redemption  of Class C shares is  relatively  small in duration and amount.

         [Dealer's  appropriate  supervisor] must ensure that all employees receiving investor inquiries about the purchase of shares of Multi-Class  Oppenheimer Funds advise the investor of the alternative  distribution  methods offered,  and the impact of choosing  one method over  another.  It may be  appropriate  for  [Dealer's  appropriate  supervisor]  to discuss specific purchases of the types described above with the investor.

         This policy is  effective  immediately  with  respect to any order for the  purchase of shares of all  Multi-Class
Oppenheimer  Funds.  Questions  relating to this  policy  should be directed to  [Dealer's  appropriate  senior  management personnel],  who may obtain further  information from  OppenheimerFunds  Distributor,  Inc.'s Dealer Services Department at
1-800-525-7040.

                                                                                                                 APPENDIX B

                                                                                                    POLICIES AND PROCEDURES
                                                                                                            WITH RESPECT TO
                                                                                            OPPENHEIMERFUNDS LEGACY PROGRAM

As determined  by  OppenheimerFunds,  Inc. (or an  affiliate)  and as approved by the Board of Directors of the Program (as hereinafter  defined),  certain of the Funds and the Shares (each as defined in the  Agreement to which this  Appendix B is an  addendum)  will be  available  for  purchase by the  OppenheimerFunds  Legacy  Program  (the  "Program"),  a tax-exempt charitable  organization  under Section 501(c)(3) of the Internal Revenue Code of 1986.  Donations  ("Donations")  received by the Program will be irrevocable and thereafter  invested by and on behalf of the Program in the Shares,  as approved and directed  by the  Board  of  Directors  of  the  Program  based  on  recommendations  received  from  Program  donors  (the
"Participants"),  pending disbursement as grants to qualifying charitable organizations.  Donations will qualify as current charitable gift deductions for Participants.  We are a registered  broker-dealer or authorized  financial  institution that intends to make  customers  aware of the Program.  The Program is described in the current  Legacy  Program  Guidebook (the
"Guidebook"),  Legacy Program  Consumer  Brochure (the "Brochure") and Financial  Advisor Fact Sheet,  copies of which have been  provided to us. Each  applicable  Fund's  prospectus as in effect from time to time (the  "Prospectus")  will be made available.

In connection  with the  participation  in the Program by our customers,  which may result in distribution of Shares by the
Fund to the  Program,  we are  authorized  to provide  and have  agreed to provide  Program  participation  assistance  and administrative services in support of Participant accounts, as described below, upon the following terms and conditions:

1.       Applications  for Program  participation  and the  handling  thereof will be subject to  instructions  provided by
         OppenheimerFunds  Distributor,  Inc. ("OFDI") from time to time. All applications are subject to acceptance by the
         Program at its offices.  The Program  reserves the right in its sole  discretion  to reject any  application.  The minimum Donation is set forth in the current Guidebook.

         We agree that we will not assist in the completion of any Program  application or forward it to the Program unless we previously  have  delivered or caused to be delivered to such proposed  Participant a copy of the Guidebook and the Brochure.

         With  respect  to any and all  Participants  in the  Program,  subject  to the  terms  of this  Appendix  B, it is understood  and agreed in each case that  unless  agreed to by OFDI in  writing:  (a) we will be acting  solely as agent for the Participant and not as agent for OFDI or the Program;  (b) the decision to participate  will be made solely by the  Participant;  (c)  instructions  which we may  provide to OFDI on behalf of a  Participant  will be solely as agent for the Participant;  and (d) we will refer to the Program all Participant  questions  relating to the operation of the Program, including, but not limited to, the Program's investment in Shares.

         We alone are  responsible for determining  whether  participation  in the Program is suitable for our customer and which investment allocation is appropriate.

         We shall not effect  any  transactions  in the  Program  or induce  any  action by a  Participant  by means of any manipulation,  deceptive or other  fraudulent  device or contrivance and shall otherwise deal equitably and fairly with our customers with respect to participation in the Program.

2.       For our services hereunder, we may be eligible to receive the following compensation from OFDI:

                  (a) Program  Participation  Assistance.  We may receive  compensation  for our efforts in assisting those
                      ----------------------------------
                  who wish to participate in the Program to do so  ("Participation  Assistance  Fees"). In consideration of receipt of Participation  Assistance  Fees, we will make customers aware of the Program;  we will arrange and hold  meetings  with  customers  concerning  the  Program;  we will assist  customers  in  completing documentation  required to participate in the Program; we will obtain and transmit information  regarding prospective  Participants  to the  Program;  we will  refer  to the  Program  questions  relating  to the operation  of the  Program;  and  otherwise  act as  liaison  between  prospective  Participants  and the
                  Program.

                  (b) Service  Fee. We may also be paid an account  service fee (the  "Account  Service  Fee") with respect
                      ------------
                  to each Participant  account maintained by the Program,  subject to our compliance with the Agreement and this Appendix B and to our providing  the services to and acting as liaison with  Participants  including but not limited to (1) maintaining  regular contact with  Participants  and assisting in referring to the
                  Program  inquiries  concerning  the  Program,  including  the  performance  of  the  Participant  Account investments;  (2)  assisting  OFDI and the Program in  effecting  and  maintaining  accurate  Participant accounts and records;  (3) assisting  Participants  in effecting  administrative  changes such as account addresses;  and (4) providing any other  information or services as the Participants or OFDI may request.
                  Any such  Account  Service Fee shall be subject to and in  accordance  with  applicable  laws,  rules and regulations and applicable  guidelines and rules of the National Association of Securities Dealers,  Inc.
                  ("NASD Rules").

                  We acknowledge and agree that the  Participation  Assistance Fee and the Account Service Fee are the only forms of  compensation  for  which we may be  eligible  for  participating  in the  Program.  We  further acknowledge  and agree that the  Participation  Assistance Fee and the Account Service Fee are payable by
                  OFDI, not by the Program, from 12b-1 payments otherwise payable by the Funds to dealers,  brokers,  banks and other financial  institutions  in respect of sales of Class C Shares of the Funds.  OFDI reserves the right,  without  notice,  to increase,  decrease or terminate  any Program  Participation  Assistance  or
                  Account Service Fee.

3.       We shall be an independent  contractor and neither we nor any of your directors,  partners,  officers or employees as such,  is or shall be an  employee  of OFDI,  of the  Program or of the Fund.  We are  responsible  for our own conduct  and the  employment,  control and  conduct of our agents and  employees  and for injury to such agents or employees or to others through our agents or employees.

4.       We will be responsible for insuring our compliance with all laws and regulations  including those of the NASD, the
         Securities and Exchange Commission and any state regulatory body having jurisdiction over us or our customers.

5.       No person is authorized to make any  representations  concerning  (1) the Program,  except those  contained in the
         Guidebook,  the Brochure and in such printed  information  as may be issued by the Program for use as  information supplemental  to the  Guidebook;  or (2) the Shares,  except those  contained in the  Prospectus  and Statement of
         Additional  Information  relating thereto (the "SAI") and in such printed information as may be issued by OFDI for use as information  supplemental to the Prospectus.  In communications  regarding the Program to Participants,  we shall rely solely on the representations  contained in the aforementioned  materials. Any applicable registrations with  respect  to state  charitable  solicitation  laws and any  qualification  of Shares in the  various  states, including the filing of any state or further state  notices,  and any printed  information  which we furnish other than the Prospectus and SAI and periodic  reports are our sole  responsibility  to the extent required and not the responsibility  of the Program,  and we agree that the Program shall have no liability or  responsibility to us in these respects.

6.       As to  broker/dealers,  we represent that we are a member in good standing of the NASD and agree that  termination or suspension of such membership at any time shall terminate this Appendix B,  notwithstanding  anything set forth herein to the contrary,  and that if we are a foreign dealer (a) we are registered  under the Securities  Exchange
         Act of 1934 and (b) we will  conform  to the NASD  Rules.  We agree  that we will  immediately  advise  you of any termination or suspension of such membership or registration.

7.       We and agree that all  disputes  between us of whatever  subject  matter,  whether  existing on the date hereof or arising hereafter,  shall be submitted to arbitration in accordance with the Code of Arbitration  Procedure of the
         NASD, or similar rules or code, in effect at the time of the submission of any such dispute.

8.       The Program,  without notice,  may be suspended or terminated  entirely at any time without notice.  OFDI reserves the right to amend this Appendix B at any time and we agree that the submission of a Donor Contribution  Agreement after notice of any such amendment has been sent to us shall  demonstrate  conclusively  our agreement to any such amendment.

9.       Additional  copies of the Guidebook and Brochure,  any other Program  information and the Prospectus,  SAI and any printed  information  issued  supplementing  the Prospectus  will be supplied by us in reasonable  quantities upon request.

10.      We will  indemnify and hold  harmless  OFDI and each of its  directors  and officers and each person,  if any, who controls  OFDI  within the  meaning of Section 15 of the  Securities  Act of 1933 (the  "Act"),  against any loss, liability,  damages,  claim or expense  (including the reasonable cost of  investigating  or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith),  arising by reason of any Participant's  participation in the Program, which may be based upon the Act or any other statute or common law, on account of any  wrongful  act by us or any of our  employees  (including  any failure to conform with any  requirement of any state or federal law or NASD Rules  relating to the offering of the Program),  unless any such act was made in reliance upon  information  furnished to us by or on behalf of OFDI,  provided,  however, that in no case (i) is the indemnity by us in favor of any person  indemnified to be deemed to protect OFDI or any such  person  against  any  liability  to which OFDI or any such person  would  otherwise  be subject by reason of willful misfeasance,  bad faith or gross negligence in the performance of its or his duties or by reason of its or his reckless  disregard of its or his  obligations  and duties under this  Agreement,  or (ii) are we to be liable under our  indemnity  agreement  contained  in this  paragraph  with respect to any claim made against OFDI or any person  indemnified  unless OFDI or such person,  as the case may be, shall have  notified us in writing  within a reasonable  time after the summons or other  first legal  process  giving  information  of the nature of the claim shall have been served upon OFDI or upon such person (or after OFDI or such person shall have  received  notice of such service on any  designated  agent),  but failure to notify us of any such claim shall not relieve us from any liability that we may have to OFDI or any person against whom such action is brought  otherwise than on account of our indemnity agreement contained in this paragraph.  We shall be entitled to participate,  at our own expense, in the defense, or, if we so elect, to assume the defense of any suit brought to enforce any such liability,  but, if we elect to assume the defense such defense shall be conducted by counsel chosen by us and  satisfactory  to OFDI, or to its officers or directors,  or to any  controlling  person or persons,  defendant or defendants in the suit.
         In the event  that we assume the  defense  of any such suit and retain  such  counsel,  OFDI or such  officers  or directors or controlling person or persons,  defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained,  by them, but, in case we do not elect to assume the defense of any such suit, we shall reimburse OFDI and such officers,  directors or controlling person or persons, defendant or defendants in such suit,  for the  reasonable  fees and expenses of any counsel  retained by them.  We agree  promptly to notify
         OFDI of the commencement of any litigation or proceedings  against it in connection with the offer, issue and sale of any Shares.

         OFDI will  indemnify  and hold harmless you and each of your  directors and officers and each person,  if any, who controls you within the meaning of Section 15 of the Act against any loss,  liability,  damages,  claim or expense
         (including  the reasonable  cost of  investigating  or defending any alleged loss,  liability,  damages,  claim or expense and  reasonable  counsel fees incurred in connection  therewith),  arising by reason of any  Participant's participation  in the Program,  which may be based upon the Act or any other  statute or common law, on account of any wrongful act by OFDI or any of its employees  (including  any failure to conform with any  requirement  of any state or federal law or NASD Rules),  unless any such act was made in reliance upon information  furnished to OFDI by or on behalf of you,  provided,  however,  that in no case (i) is the  indemnity by OFDI in favor of any person indemnified  to be deemed to protect us or any such person  against any  liability  to which we or any such person would otherwise be subject by reason of willful  misfeasance,  bad faith or gross negligence in the performance of our or his duties or by reason of our or his reckless  disregard of its obligations and duties under this Appendix
         B, or (ii) is OFDI to be liable under its  indemnity  agreement  contained in this  paragraph  with respect to any claim made against us or any person  indemnified unless we or such person, as the case may be, shall have notified
         OFDI in writing within a reasonable time after the summons or other first legal process giving  information of the nature of the claim shall have been  served  upon us or upon such  person (or after we or such  person  shall have received notice of such service on any designated  agent),  but failure to notify OFDI of any such claim shall not relieve  OFDI from any  liability  which OFDI may have to us or any  person  against  whom such  action is brought otherwise  than on account of its  indemnity  agreement  contained  in this  paragraph.  OFDI shall be entitled to participate,  at its own expense,  in the defense,  or, if it so elects, to assume the defense of any suit brought to enforce any such  liability,  but, if it elects to assume the  defense,  such  defense  shall be  conducted  by counsel chosen by OFDI and  satisfactory to us, or to our officers or directors,  or to any controlling  person or persons,  defendant  or  defendants  in the suit.  In the event that OFDI assumes the defense of any such suit and retains such counsel,  we or such officers or directors or controlling person of persons,  defendant or defendants in the suit, shall bear the fees and expenses of any additional  counsel retained by it, but in case OFDI does not elect to assume the defense or any such suit, OFDI shall reimburse us and such officers,  directors or controlling person or persons,  defendant or  defendants  in such suit,  for the  reasonable  fees and expenses of any counsel retained by us or him. OFDI agrees  promptly to notify us of the  commencement  of any  litigation or  proceedings against it in connection with the offer, issue and sale of any Shares.

11.      This Appendix B shall become effective as of the date it is mailed by you and supersedes any prior agreement between us with respect to the sale of Shares of any of the Funds for the Program.